Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Value Financial Services Inc. of our report dated August 13, 2007 relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

Orlando, Florida

August 13, 2007